UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report (Date of earliest event reported): April 16, 2015

VERSHIRE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	333-199029	98-1190597
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 1203, Siu On Centre 188 Lockhart Road, Wanchai, Hong Kong	n/a
(Address of principal executive offices)	(Zip code)

Tel: +852 5325 5932   Fax: +852 2149 7094

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 25, 2015, the Board of Vershire Corporation (the “Company”) accepted the resignation of Ms. Xi Ying Kou (“Ms. Kou”) from her position as member of the Board of Directors, and as the President, Treasurer, Chief Financial Officer and Director of the Company. Ms. Kou has not indicated that her resignation was due to differences or disagreements with the Company’s executive management or Board of Directors. Furthermore, Ms. Lu Xia tendered her resignation of her position as Secretary of the Company on February 24, 2015 and she has indicated that there was no differences or disagreements with the Company.

On the same date that Ms. Kou resigned, the Board appointed Mr. Wong Oon Leong (“Mr. OL Wong”) as Chief Executive Officer, President and Director of the Company, and Mr. Wong Boon Thye (“Mr. BT Wong”) as Treasurer, Chief Financial Officer and Director of the Company.

On the same date, the Board appointed Mr. Yoke Chong Sin (“Mr. Sin”) as the Secretary of the Company.

DIRECTOR BIOGRAPHIES

Mr. Wong Oon Leong

Mr. OL Wong, age 39, was appointed as the President, Chief Executive Officer and Director of the Company on February 25, 2015. Currently, Mr. OL Wong is the Business Development Director in a Malaysia based Media Software company named Mediasoft Entertainment Sdn. Bhd., specialized in mobile game development. Previously, Mr. OL Wong was the President and Director of a Malaysia technology development infrastructure company for over 12 years managing 25 programmers. This company made tremendous achievement on e-commerce systems, games and mobile apps. Mr. OL Wong graduated with a Postgraduate Degree in Business Administration from University of Wolverhampton in United Kingdom in 1999.

Mr. Wong Boon Thye

Mr. BT Wong, age 45, was appointed as the Treasurer, Chief Financial Officer and Director of Vershire Corporation on February 25, 2015. Mr. BT Wong is currently the Managing Director of Macro Infinite Sdn Bhd in Malaysia. With diverse experience in improving business and e-commerce operations, finance and product development, Mr. BT Wong manages the local popular e-commercial website www.yikmall.com to be one of the leading social media commerce and mobile commerce platform in Malaysia. Besides, Mr. BT Wong has been the Real Estate Investment International Marketing Director of a local company named Duta Venture PLT since 2013. Mr. Wong obtained his Bachelor Degree in the major of Business Administration from Hawaii Pacific University in United States.

Mr. Sin Yoke Chong

Mr. Sin, age 49, was appointed as the Company Secretary on February 24, 2015. Mr. Sin is an experienced Financial Advisor with more than 20 years of cross border business in Hong Kong, China, Singapore and Malaysia markets particularly in financial management, capital market, fund management, trust & foundation and cross border tax planning structures. Mr. Sin has been the Managing Director of a Labuan Trust Company for the recent 5 years.

Each of Mr. OL Wong, Mr. BT Wong, and Mr. Sin is not an officer of any other United States reporting company.

Save that Mr. OL Wong and Mr. BT Wong are sibling, there are no other family relationships amongst the directors and officers of the Company,

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2015	VERSHIRE CORPORATION
By: /s/ Wong Oon Leong
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Wong Oon Leong
President, Chief Executive Officer and Director
Principal Executive Officer

By: /s/ Wong Boon Thye
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Wong Boon Thye
Treasurer, Chief Financial Officer and Director

By: /s/ Sin Yoke Chong
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Sin Yoke Chong
Company Secretary